At the Company:
Akorn, Inc.
Arthur S. Przybyl
President and CEO
(847) 279-6100
FOR IMMEDIATE RELEASE
Akorn, Inc. Announces Receipt of Request for Proposal (RFP)
For Calcium-DTPA and Zinc-DTPA
Buffalo Grove, IL, October 10, 2005 – Akorn, Inc. (AMEX: AKN) today announced that it has received a written RFP titled, “Acquisition of Ca-DTPA and Zn-DTPA to Support a Public Health Emergency Response to a Radiological Nuclear Event” from the Department of Health and Human Services (HHS). The initial order quantities for each antidote product are 390,000 units of Ca-DTPA and 60,000 units of Zn-DTPA. The RFP also contains an option that may be exercised by the U.S. Government during a five-year period to purchase an additional one million units of DTPA.
Due to the urgent need of the U.S. Government to acquire and maintain Ca-DTPA and Zn-DTPA within the Strategic National Stockpile, Akorn will accelerate contract negotiations with the Government so that it can begin shipping both products in the fourth quarter 2005. Our due date to respond to the RFP is October 18, 2005. Akorn anticipates that it will receive the initial purchase order for 450,000 units of DTPA on or about November 15, 2005. The current, published Federal Supply Schedule price for each unit of product is $55.86.
Arthur S. Przybyl, President and Chief Executive Officer stated, “By announcing its intent to purchase initial quantities of Ca-DTPA and Zn-DTPA, the United States Federal Government led by the Department of Health and Human Services’ (HHS) has taken an aggressive stance to proactively protect the American civilian population in the event of a radiological or nuclear incident. We look forward to finalizing negotiations with HHS in order to secure the initial purchase order and to supply these products where they belong, in our Country’s Strategic National Stockpile.”
About Akorn, Inc.
Akorn, Inc. manufactures and markets sterile specialty pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey and markets and distributes an extensive line of hospital and ophthalmic pharmaceuticals. Additional information is available at the Company’s website at www.akorn.com.

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